Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Noelle Faris
Media Relations	—or—	Investor Relations
617-444-3913		617-444-4676
jyoung@akamai.com		nfaris@akamai.com

Akamai Introduces Advertising Decision Solutions;

Announces Agreement to Acquire acerno

Akamai to offer enhanced solutions for enabling more precise and efficient online advertising decisions

CAMBRIDGE, MA and NEW YORK, NY – October 21, 2008 – Akamai Technologies, Inc. (NASDAQ: AKAM) and acerno announced today that the two companies have signed a definitive agreement for Akamai to acquire acerno in a merger transaction. The transaction, which is subject to customary closing conditions, including the approval of acerno’s stockholders, is anticipated to close later this quarter. The acquisition is not expected to have a material impact on Akamai’s normalized earnings* in 2008.

The acquisition of acerno, a unique online co-operative of shopping and purchase data for enabling more relevant online advertising, is expected to greatly enhance Akamai’s Advertising Decision Solutions, a new product line also being announced today. These new Akamai solutions will enable online advertising businesses to boost the performance of their online marketing investments by driving smarter advertising decisions based on relevant audience segments.

Real-Time Solution for Online Advertising Decision-Making

Akamai’s Advertising Decision Solutions are designed to help buyers and sellers of online advertising create attractive audience segments with the necessary scale to achieve better results from campaigns and investments. acerno’s powerful technology will complement the ability of Akamai’s Advertising Decision Solutions to seamlessly incorporate real-time anonymous Web browsing information with anonymous online purchasing data from advertisers’ websites to present the most relevant ad. In addition, Akamai’s Advertising Decision Solutions can be enabled without costly and time consuming implementation, leading to faster time to market and increased ad revenue.

As a result, publishers will be able provide advertisers with better access to relevant consumers, strengthening the relationship with those advertisers and driving increased advertising revenue. In addition, advertisers will benefit by seeing greater return on investment and improved ad campaign performance, while cutting waste from their ad budgets by reaching their intended audience at the right time. Finally, consumers, often faced with irrelevant online advertising clutter, will enjoy greater advertising relevance and continued growth in the amount of content that is available for free because it is supported by advertising.

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Protecting Consumer Privacy

Akamai already powers the online efforts of many of the Internet’s largest publishers and ad networks, as well as hundreds of leading consumer brands. Akamai’s Advertising Decision Solutions will build on the company’s unique and trusted position in the online industry.

As members of the Network Advertising Initiative (NAI), Akamai and acerno are committed to maintaining both user privacy and customer confidentiality. All of Akamai’s Advertising Decision Solutions, as well as acerno’s services, rely solely on anonymous and non-personally identifiable end user information.

“Akamai’s new Advertising Decision Solutions are a critical advancement in our product portfolio, designed to stimulate the economic model of online advertising by bringing greater simplicity and effectiveness to both ad buyers and sellers,” said Paul Sagan, president and CEO of Akamai. “As a trusted and strategic partner to today’s leading online retailers, publishers, and advertisers, supporting an estimated $84 billion in e-commerce transactions on our network for U.S. retailers alone, Akamai’s goal is to offer the industry’s most efficient online advertising solutions, while being a leader in upholding consumer privacy. Our investment in developing the Advertising Decision Solutions line over the past two years and acquiring acerno today, represent a strategic next step for Akamai.”

Mike Afergan, Akamai’s CTO and senior vice president of Advertising Decision Solutions, added, “We plan to leverage and grow acerno’s unique industry co-operative to enhance our new solution line. Our combined capabilities with acerno should benefit the eco-system of ad networks, online publishers and Internet advertisers by providing them with real-time, actionable data to serve more relevant marketing messages. Our Advertising Decision Solutions have already been adopted by several key stakeholders in the online advertising industry, resulting in higher revenues and better results.”

“This is a big win for the online advertising industry,” said Tom Sperry, president and CEO of acerno. “Greater precision in the advertising world reduces inefficiency, so advertisers earn a higher return on their investment. Together, Akamai and acerno will be able to create a unique solution for advertisers to expand their reach of customers across multiple publishers and networks, while leveraging predictive and descriptive modeling for improving conversion rates. For acerno’s customers, Akamai will bring instantaneous scale and increased efficiencies to further improve the value of the co-op.”

Many of the Internet’s leading retailers currently contribute anonymous data to acerno’s information co-op. This data is used in acerno’s predictive models to determine why online shoppers actually browse, add merchandise to carts and eventually buy. In turn, this allows co-op members access to the most comprehensive source of information about what millions of online shoppers are looking to purchase and when they are likely to buy.

“Tom Sperry and Dave Hinton, chief operating officer of acerno, have assembled a first-class team, designed a set of breakthrough services, and built trusted relationships with a valuable set of clients,” Sagan added. “We look forward to welcoming the entire acerno team to Akamai and to working together to build even more value for our customers.”

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Under terms of the agreement, Akamai will acquire all of the outstanding equity of a holding company that owns acerno in exchange for approximately $95 million in cash, subject to certain closing adjustments. The merger transaction is expected to be accounted for by Akamai under the purchase method of accounting.

About acerno

Using anonymous consumer shopping data from product manufacturers and multi-channel retailers, acerno’s powerful analytics predict who these consumers are and what products or services they are interested in buying. acerno is a community of retailers, brand marketers and consumers whose interests align: brands create consumer demand for products; retailers promote those products for sale; consumers react positively to relevant advertising. acerno was founded in 2004 by an experienced team of direct marketing, online advertising and e-commerce professionals. acerno’s financial advisor in the transaction was The Jordan, Edmiston Group, Inc.

The Akamai Difference Akamai® provides market-leading managed services for powering rich media, dynamic transactions, and enterprise applications online. Serving the world’s most recognized brands across diverse industries, Akamai has revolutionized how online publishers can monetize their content, and how online advertisers can expand their customer reach. Transforming the Internet into a more viable place to inform, entertain, advertise, interact, and collaborate, Akamai’s global network of tens of thousands of distributed servers provides the scale, reliability, insight and performance for businesses to succeed online. To experience The Akamai Difference, visit www.akamai.com.

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The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about new services to be offered by Akamai, the anticipated closing of the acquisition, the expectations with respect to benefits and the expected future business and financial performance of Akamai resulting from and following the acquisition. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to successfully integrate the technology of acerno or to develop services based on the technology, material adverse changes in the financial conditions or operations of acerno, substantial delay in the expected closing of the proposed merger, inability to secure all consents and stockholder approvals necessary to effect the proposed merger and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

* In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the non-GAAP financial metrics we have mentioned are useful to management and investors because they provide additional insight into our operations as well as help us assess and monitor developments in our business. Set forth below are definitions of the non-GAAP term we used and explanation of some of the benefits provided by this metric.

Akamai defines “normalized earnings” as net income before amortization of intangible assets, equity-related compensation, depreciation of capitalized equity-related compensation, certain gains and losses on equity investments, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized earnings to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.